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Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Rocket Fuel Inc. for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George H. John, Chief Executive Officer of Rocket Fuel Inc., certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), that to my knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Rocket Fuel Inc. for the periods presented therein.

Date: February 28, 2014

/s/ GEORGE H. JOHN George H. John Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Rocket Fuel Inc. and will be retained by Rocket Fuel Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002